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                          [WILSON SONSINI LETTERHEAD]

                                                                     EXHIBIT 5.1

October 20, 1999

ZapMe! Corporation
3000 Executive Parkway, Suite 150
San Ramon, CA 94583

Ladies and Gentlemen:

    We are acting as counsel to ZapMe! Corporation, a Delaware corporation (the "Company"), in connection with the registration of 34,208 shares of the Company's Common Stock per value $0.01 per share (the "Shares") pursuant to a Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Shares are being sold by the Company.

    As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

    Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Company have been duly authorized by the Company, and when issued, delivered and paid for in the manner described in the related Registration Statement on Form S-1 (File No. 333-84557) and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati